SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2008

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD COPPELL, TEXAS		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 3.03  Material Modification to Rights of Security Holders.

On April 11, 2008, Tekni-Plex, Inc. (“Tekni-Plex”) issued a press release (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1, announcing that it has entered into an agreement (the “Restructuring Agreement”) among (i) Tekni-Plex and its domestic subsidiaries party thereto (collectively, the “Company”), (ii) entities that represent that they hold at least 91% of the Company’s 12.75% Senior Subordinated Notes Due 2010 (the “Subordinated Notes”) and more than 67% of the Company’s 8.75% Senior Secured Notes due 2013 (the “Second Lien Notes”), (iii) Weston Presidio on behalf of each of its funds that holds the Company’s Series A Preferred Stock (the “Preferred Stock”), (iv) Dr. F. Patrick Smith, (v) Tekni-Plex Partners LLC and (vi) MST/TP Partners LLC.   Pursuant to the Restructuring Agreement, a copy of which is attached hereto as Exhibit 10.1, each party thereto (each a “Party”, and together the “Parties”) agrees to take all actions reasonably necessary to negotiate, document and consummate the transactions contemplated by the Restructuring (as defined in the term sheet exhibited to the Restructuring Agreement (the “Term Sheet”)), the principal terms of which had been agreed to in principle by the holders of a majority of Subordinated Notes (the “Majority Noteholders”) and holders of a majority of Preferred Stock on March 27, 2008 and described in the Company’s Form 8-K filed on March 28, 2008.

Certain of the principal terms of the Restructuring are as follows:

•
The Company will continue to honor its obligations under (i) the Amended and Restated Credit Agreement dated as of February 14, 2008 among Tekni-Plex, the lenders party thereto, Citicorp USA, Inc., as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent (the “ABL Facility”), (ii) the Indenture dated as of June 10, 2005 (as amended, supplemented or otherwise modified, the “First Lien Indenture”) governing the Company’s 10.875% Senior Secured Notes due 2012 (the “First Lien Notes”) and (iii) the Indenture dated as of November 21, 2003 (as amended, supplemented or otherwise modified, the “Second Lien Indenture”) governing the Second Lien Notes.

•	All general unsecured claims will be unaffected by the Restructuring and will be paid in full in the ordinary course by the Company.

•
Subordinated Notes held by noteholders consenting to the Restructuring (the “Consenting Noteholders”) will be exchanged for 100% of common stock in reorganized Tekni-Plex (the “New Common Stock”), subject to dilution by a management incentive plan and exercise of the Warrants (defined below).

•	Dr. F. Patrick Smith’s employment agreement will be terminated (with the exception of non-solicitation and confidentiality provisions), and all claims thereunder waived by all Parties.

•
Preferred Stock will be exchanged or redeemed for a distribution of the following warrant securities, which shall be exercisable into New Common Stock, with anti-dilution and other attributes and protections as described in the Term Sheet (the “Warrants”):

o
Series A Warrants:  four year warrants exercisable into 2.5% of the post-exercise New Common Stock (not subject to dilution for the issuance of other Warrants) with a strike price equal to 75% of the Pre-Investment Equity Value;

o
Series B Warrants:  five year warrants exercisable into 5% of the post-exercise New Common Stock (not subject to dilution for the issuance of other Warrants) with a strike price equal to 100% of the Pre-Investment Equity Value; and

o
Series C Warrants:  five year warrants exercisable into 5% of the post-exercise New Common Stock (not subject to dilution for the issuance of other Warrants) with a strike price equal to 110% of the Pre-Investment Equity Value.

“Pre-Investment Equity Value” means the sum of: (1) the aggregate principal amount of the Subordinated Notes exchanged for New Common Stock, (2) all accrued and unpaid interest due under the Subordinated Notes exchanged for New Common Stock through and including the effective date of the Restructuring (the “Effective Date”), including additional interest due on any missed interest payments to the extent provided for under the indenture governing the Subordinated Notes and (3) total restructuring related fees and expenses of the Company and advisors to the Consenting Noteholders, in an amount not to exceed $10,000,000.

•
The existing common stock of Tekni-Plex (the “Common Stock”) will be cancelled, redeemed or purchased, and each holder thereof will receive its pro rata share of a cash distribution of $250,000.  Existing options, warrants or similar instruments convertible, exchangeable or exercisable into the Common Stock will be cancelled.

•
The Company will indemnify Dr. F. Patrick Smith, acting within the authority granted to him, and solely in his capacities, as Managing Member of Tekni-Plex Management LLC, Managing Member of Tekni-Plex Partners LLC (indirectly, as Managing Member of Tekni-Plex Management LLC) and Managing Member of MST/TP Partners LLC (indirectly, as Managing Member of Tekni-Plex Management LLC) for any claims and causes of action asserted against him by members of Tekni-Plex Management LLC, Tekni-Plex Partners LLC or MST/TP Partners LLC solely in connection with certain actions taken in connection with approving and implementing the Restructuring Agreement.

•	Senior management must be satisfactory to the Consenting Noteholders, and the board of directors will be appointed by the Consenting Noteholders.

•	Mutual releases by and in favor of all parties, with certain specified exceptions.

•	The Parties’ agreement to take all actions reasonably necessary to negotiate, document and consummate the transactions contemplated by the Restructuring is subject to the following conditions:

o
Consent to the Restructuring shall be obtained from holders of not less than (i) 99.5% of Preferred Stock, (ii) 100% of Common Stock, (iii) 85% of the indirect interests in Common Stock (based on unit holdings of Tekni-Plex Partners LLC and MST/TP Partners LLC) and (iv) 95% of Subordinated Notes.  In the event the failure to obtain requisite thresholds of consent by the holders of Preferred Stock and the holders of indirect interests in Common Stock is the reason the Restructuring has not been consummated, the Company will (and its current intention is to do so in such event) promptly commence a prepackaged chapter 11 bankruptcy proceeding to implement the terms outlined herein, unless the Board of Directors, in light of any material increase in the Company’s valuation, determines in good faith that taking such action would be reasonably expected to result in a breach of its fiduciary duties under applicable law.

o	Each Disclosure Schedule (as defined in the Term Sheet) shall become final on or before April 15, 2008.

o
Except with respect to the Shareholder Agreement, which shall contain and be subject to review for the basic protections described in the Term Sheet, shall not discriminate against holders of the Warrants, and shall otherwise be in form and substance satisfactory to the Consenting Noteholders, all documentation to effectuate the Restructuring shall be in form and substance reasonably acceptable to the Parties.

o
Requisite lenders under the ABL Facility shall have consented to the Restructuring and restricted payments as necessary to allow the Company to redeem or exchange the Preferred Stock and distribute $250,000 to holders of Common Stock.

o	Consummation of the Restructuring and occurrence of the Effective Date shall occur on or before May 13, 2008.

There can be no assurance that (i) the Parties will be able to reach an agreement on definitive documentation for the Restructuring, (ii) the conditions set forth in the Term Sheet will be satisfied and (iii) the Restructuring will be consummated.

The Restructuring will constitute a “Change in Control” under and as defined in the First Lien Indenture, which will require that the Company (or a third party) make, after consummation of the Restructuring, an offer to repurchase the First Lien Notes at a price of 101% plus accrued interest.  The Restructuring Agreement provides that if the Restructuring is consummated, certain Consenting Noteholders will provide a take-out facility/tender process to replace, redeem or repurchase, as necessary, any First Lien Notes that are tendered in connection with the occurrence of the Change in Control.  The Restructuring will not constitute a Change of Control under the Second Lien Indenture or the Subordinated Notes Indenture as a result of amendments and waivers thereto (as described in the Company’s Form 8-K filed on February 21, 2008).

The securities that would be issued in the Restructuring will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.      Description
-----------         ------------------
10.1	Restructuring Agreement, dated as of April 11, 2008, among Tekni-Plex, Inc., its domestic subsidiaries party thereto, and various other parties.

99.1                Press Release of Tekni-Plex, Inc. dated April 11, 2008.

This current report on Form 8-K includes statements that may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from these expectations due to the Company’s ongoing discussions with its lenders and investors, the outcome of which cannot be accurately predicted. Other factors that would cause or contribute to such differences include, but are not limited to: price volatility and availability of raw materials and the Company’s ability to correspondingly increase its prices, competitive factors, risks related to foreign investments and operations, seasonality, changes in environmental and safety laws and regulations and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Tekni-Plex undertakes no obligation to update these statements for revisions or changes after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
Date:	April 11, 2008	By:	/s/ James E. Condon
			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.      Description
-----------         ------------------
10.1	Restructuring Agreement, dated as of April 11, 2008, among Tekni-Plex, Inc., its domestic subsidiaries party thereto, and various other parties.

99.1                Press Release of Tekni-Plex, Inc. dated April 11, 2008.